UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2016

Lightstone Real Estate Income Trust Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-200464	47-1796830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 29, 2016, Lightstone Real Estate Income Trust, Inc. (the “Company”), through its wholly owned subsidiary, REIT Cove LLC, LSG Cove LLC, an affiliate of the Lightstone Group, LLC, the Company’s sponsor and a related party, and Maximus Cove Investor LLC, an unrelated third party (collectively, the “Buyer”), entered into an agreement of sale and purchase (the “Cove Transaction”) with an unrelated third party, RP Cove, L.L.C (the “Seller”), pursuant to which the Buyer will acquire the Seller’s membership interest in the Cove at Tiburon, a 281-unit, luxury waterfront multifamily rental property located in Tiburon, California, for approximately $255.0 million. Upon entering into the Cove Transaction, the Buyer made a nonrefundable deposit of $7.5 million, of which the Company paid $3.4 million. The Cove Transaction is currently expected to close during the first quarter of 2017.

Item 9.01	Financial Statements and Exhibits.

(a) and (b) Financial Statements and Pro Forma Financial Information.

The financial statements required by this item are not being filed herewith.  To the extent financial statements are required by this item, such financial statements will be filed with the Securities and Exchange Commission by amendment to this Form 8-K no later than 71 days after the date on which this Form 8-K is required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE REAL ESTATE INCOME TRUST INC.

Date: October 5, 2016	By:	/s/ Donna Brandin
Donna Brandin
Chief Financial Officer and Treasurer